EXHIBIT 10.1 - AMENDED EMPLOYMENT AGREEMENT, DATED AS OF OCTOBER 19, 2012, BETWEEN REGISTRANT AND CHERYL A. DRAGOO

AMENDED EMPLOYMENT AGREEMENT

THIS AMENDED EMPLOYMENT AGREEMENT is dated as of October 19, 2012, by and between BOWL AMERICA INCORPORATED, hereinafter called “Corporation”, and Cheryl A. Dragoo, hereinafter called “Dragoo.”

WITNESSETH:

WHEREAS, the Corporation's prior Employment Agreement with Dragoo expired on July 1, 2012; and

WHEREAS, the parties desire to enter into a new employment contract to go into effect as of July 2, 2012.

NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter contained, the parties hereby agree as follows:

1.     The Corporation hereby employs Dragoo, and Dragoo hereby agrees to work for Corporation, for a term of three (3) years commencing as of July 2, 2012, and expiring at the end of Corporation's current fiscal year on June 28, 2015.

2.     Dragoo shall serve as Controller, Chief Financial Officer, Senior Vice President and Assistant Treasurer of the Corporation, performing the functions and duties normally performed by a Controller, Chief Financial Officer, Senior Vice President and Assistant Treasurer.

3.     Dragoo shall devote her full time and attention to the affairs of the Corporation.

4.     The Corporation shall pay Dragoo as remuneration for her services the sum of $156,424 for the fiscal year of the Corporation commencing as of July 2, 2012 and ending on June 30, 2013, to be paid in bi-weekly installments, and with her annual salary thereafter being subject to change based upon annual reviews.

5.     This Agreement is purely personal with Cheryl A. Dragoo and in the event of her death or total disability during the contract period, this Agreement shall terminate and the obligations of the Corporation to make any further payments shall cease.

BOWL AMERICA INCORPORATED	ATTEST:

By: /s/ Leslie H. Goldberg	By: /s/ Michael T. Dick
Leslie H. Goldberg	Michael T. Dick
President	Assistant Secretary

/s/ Cheryl A. Dragoo
Cheryl A. Dragoo
Individually